UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2006

INSITE VISION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22332 (Commission File No.)	94-3015807 (I.R.S. Employer Identification Number

InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 865-8800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 28, 2006, InSite Vision Incorporated (the “Company”) and Legacy Partners I Alameda entered into a third amendment (the “Third Amendment”) to the Marina Village Industrial Office Tech Lease, dated as of September 1, 1996, which lease covers the Company’s headquarters at 965 Atlantic Avenue and additional office and laboratory space at 2020 Challenger Drive, each in Alameda, California (collectively, the “Existing Space”). Under the terms of the Third Amendment, the Company (i) extended the term of its lease for the Existing Space for an additional seven years, (ii) expanded the Existing Space by approximately 9,721 square feet (the “Expansion Space”) and (iii) modified certain other terms and provisions of the original lease. The Third Amendment also grants the Company an option to renew the lease for the Existing Space and the Expansion Space for an additional five-year term. Beginning January 1, 2007, the annual rent for the Existing Space is $559,299 and the annual rent for the Expansion Space is $150,481. The Third Amendment provides for an annual rent increase for the Existing Space and the Expansion Space each year during the term of the lease.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment, to be attached as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2006 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2006

InSite Vision Incorporated (Registrant)

By:	/s/ S. Kumar Chandrasekaran

Name:	S. Kumar Chandrasekaran, Ph. D.

Title:	Chief Executive Officer